UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 26, 2007

IKON Office Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-5964	23-0334400
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Valley Stream Parkway, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-408-7427

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2007, IKON Office Solutions, Inc. (the "Company") entered into a Second Amendment (the "Amendment") to the Amended and Restated Program Agreement, as amended (the "Program Agreement"), by and among the Company, General Electric Capital Corporation ("GE"), and GE Capital Information Technology Solutions, Inc. ("GECITS"). Pursuant to the Program Agreement, the Company designated GE as its preferred lease financing source in the U.S. and receives origination and certain other fees and income from sharing of gains on certain lease-end activities with respect to future leases funded by GE.

The Amendment extends the term of the Company’s lease program relationship with GE in the U.S. through fiscal year 2014, and modifies certain provisions of the Program Agreement relating to origination and volume fees received from GE, and certain fee sharing arrangements. The Amendment is effective June 26, 2007.

The Amendment is filed as Exhibit 10.1 to this report. The foregoing description of the Amendment is qualified in its entirety by reference to the actual amendment.

Item 8.01 Other Events.

On June 26, 2007, the Company announced its completion of the renewal of the Program Agreement with GE. A copy of this press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

The following exhibit shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K:

10.1 Second Amendment to Amended and Restated Program Agreement, dated as of June 26, 2007.
99.1 Press Release dated June 26, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKON Office Solutions, Inc.

June 27, 2007	By:	Robert F. Woods

Name: Robert F. Woods
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Program Agreement, dated as of June 26, 2007.
99.1	Press Release dated June 26, 2007